Exhibit 99.1

Rani Therapeutics Reports Second Quarter 2025 Financial Results; Provides Corporate Update

– Announced strategic research collaboration with Chugai for two undisclosed molecules –

– Presented preclinical data demonstrating bioequivalence of novel, bispecific GLP-1/GLP-2 receptor agonist delivered orally via RaniPill (RT-114) compared to subcutaneous delivery at ENDO 2025 –

– Phase 1 study for RT-114 for the treatment of obesity expected to initiate in the second half of 2025 –

– Announced a warrant inducement transaction with an existing investor with gross proceeds of $4.3 million –

– Announced pricing of $3.0 million registered direct offering –

SAN JOSE, Calif., August 7, 2025 -- Rani Therapeutics Holdings, Inc. (“Rani Therapeutics” or “Rani”) (Nasdaq: RANI), a clinical-stage biotherapeutics company focused on the oral delivery of biologics and drugs, today reported financial results for the second quarter ended June 30, 2025 and provided a corporate update.

“In the second quarter of 2025, we have announced a research collaboration with Chugai for two molecules with undisclosed targets,” said Talat Imran, Chief Executive Officer of Rani Therapeutics. “We believe this collaboration has the potential to transform into a long-term strategic partnership as we advance our pipeline of oral biologic therapies aimed at addressing the needs of patients with chronic diseases. Additionally, at ENDO 2025, we presented compelling preclinical data on our oral bispecific GLP-1/GLP-2 receptor agonist, RT-114. This data, demonstrating bioequivalence to subcutaneous injections in canines, highlights RT-114’s potential to revolutionize the obesity treatment landscape. Looking ahead to the second half of 2025, we remain focused on initiating a Phase 1 trial for RT-114 as a novel oral therapy for obesity.”

Second Quarter 2025 Highlights:

•
Strategic Research Collaboration with Chugai. In May 2025, Rani announced that the company has entered into a Research Collaboration in August 2024 for two molecules with undisclosed targets provided by Chugai. The full analysis confirms the RaniPill® delivery demonstrated comparable bioavailability to the subcutaneous route of delivery for both molecules studied.
•
Late Breaking Presentation oral, novel, bispecific GLP-1/GLP-2 receptor agonist at ENDO 2025. In July 2025, Rani announced the presentation of preclinical data on oral delivery of a bispecific GLP-1/GLP-2 receptor agonist (PG-102) via a robotic pill (RT-114) achieving bioequivalence to subcutaneous injection in canines. Collectively, these compelling nonclinical results provide a robust rationale for initiating clinical development of RT-114 as a first-in-class oral anti-obesity therapy.
•
$4.3 Million Warrant Inducement Transaction. In May 2025, Rani entered into a letter agreement with an existing institutional investor pursuant to which the investor exercised for cash all outstanding Series B and Series C warrants at a reduced exercise price of $0.65 per share, for gross proceeds of $4.3 million in consideration for the Company’s issuance of a new Series D common stock warrant to purchase an aggregate of 13,160,172 shares of Class A common stock.
•
$3.0 Million Registered Direct Offering. In July 2025, Rani announced that it has entered into a securities purchase agreement with a single institutional investor for the purchase and sale of 4,354,000 shares of Rani Therapeutics’ Class A common stock at a purchase price of $0.40 per share and pre-funded warrants to purchase 3,146,000 shares of Class A common stock at a purchase price of $0.3999 in a registered direct offering.

Near-Term Milestone Expectations:

•
Initiation of Phase 1 clinical trial of RT-114 for the treatment of obesity expected in the second half of 2025.

Second Quarter 2025 Financial Results:

•
Cash, cash equivalents and marketable securities as of June 30, 2025 totaled $10.2 million, compared to $27.6 million for the year ended December 31, 2024.
•
Research and development expenses for the three months ended June 30, 2025 were $5.5 million, compared to $6.1 million for the same period in 2024. The decrease of $0.6 million was primarily attributed to lower compensation costs.
•
General and administrative expenses for the three months ended June 30, 2025 were $5.0 million, compared to $6.4 million for the same period in 2024. The decrease of $1.4 million was primarily attributed to lower compensation costs of $0.5 million, a reduction of $0.6 million of third-party services and $0.3 million in other services.
•
Net loss for the three months ended June 30, 2025 was $11.2 million, compared to $13.4 million for the same period in 2024, including stock-based compensation expense of $3.3 million for the three months ended June 30, 2025, compared to $4.1 million for the same period in 2024.

About Rani Therapeutics

Rani Therapeutics is a clinical-stage biotherapeutics company focused on advancing technologies to enable the development of orally administered biologics and drugs. Rani has developed the RaniPill® capsule, which is a novel, proprietary and patented platform technology, intended to replace subcutaneous injection or intravenous infusion of biologics and drugs with oral dosing. Rani has successfully conducted several preclinical and clinical studies to evaluate safety, tolerability and bioavailability using RaniPill® capsule technology.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things, potential of Rani’s collaborations and its ability to transform such collaborations into a long-term strategic partnerships, including its collaboration with Chugai; ability to advance its pipeline of oral biologic therapies; the expected initiation of a Phase 1 trial of RT-114 in the second half of 2025, the potential of Rani’s collaboration with Chugai to transform into a long-term strategic partnership, our ability to advance our pipeline of oral biologic therapies, the potential of the RaniPill® platform to enable oral delivery of multiple obesity treatments and validation of such potential through preclinical data, the potential of the RaniPill® platform to offer more convenient and accessible therapeutic options, the potential for RT-114 to become a first-in-class, orally administered GLP-1/GLP-2 dual agonist for the treatment of obesity, the potential for RT-114 to revolutionize the obesity treatment landscape and the potential to become a novel oral therapy for the treatment of obesity, the sufficiency of Rani’s cash reserves, the timing and extent of its expenses, and future financial performance. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “confident,” “intend,” “potential,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Rani’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with Rani’s business in general and the other risks described in Rani’s filings with the Securities and Exchange Commission, including Rani’s annual report on Form 10-K for the year ended December 31, 2024, and subsequent filings and reports by Rani. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. Rani undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Investor Contact:

investors@ranitherapeutics.com

Media Contact:

media@ranitherapeutics.com

RANI THERAPEUTICS HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

	June 30,	December 31,
	2025	2024
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$10,216	$3,762
Contract asset	—	428
Marketable securities	—	23,877
Prepaid expenses and other current assets	857	1,677
Total current assets	11,073	29,744
Property and equipment, net	1,144	1,548
Operating lease right-of-use asset	4,388	5,096
Other assets	293	246
Total assets	$16,898	$36,634
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,798	$1,359
Accrued expenses and other current liabilities	2,636	2,073
Current portion of long-term debt	15,000	15,000
Current portion of operating lease liability	1,189	1,459
Total current liabilities	20,623	19,891
Long-term debt, less current portion	2,229	9,613
Operating lease liability, less current portion	3,199	3,637
Total liabilities	26,051	33,141
Stockholders' equity:
Preferred stock, $0.0001 par value - 20,000 shares authorized; none issued and outstanding as of June 30, 2025 and December 31, 2024	—	—
Class A common stock, $0.0001 par value - 800,000 shares authorized; 39,237 and 33,430 issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	3	3
Class B common stock, $0.0001 par value - 40,000 shares authorized; 23,970 and 23,972 issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	2	2
Class C common stock, $0.0001 par value - 20,000 shares authorized; none issued and outstanding as of June 30, 2025 and December 31, 2024	—	—
Additional paid-in capital	111,280	104,889
Accumulated other comprehensive gain	3	5
Accumulated deficit	(116,863)	(102,907)
Total stockholders' (deficit)/equity attributable to Rani Therapeutics Holdings, Inc.	(5,575)	1,992
Non-controlling interest	(3,578)	1,501
Total stockholders' (deficit)/equity	(9,153)	3,493
Total liabilities and stockholders' equity	$16,898	$36,634

RANI THERAPEUTICS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Contract revenue	$—	$—	$172	$—
Operating expenses
Research and development	5,505	6,115	12,075	13,700
General and administrative	5,000	6,409	10,615	12,857
Total operating expenses	$10,505	$12,524	$22,690	$26,557
Loss from operations	(10,505)	(12,524)	(22,518)	(26,557)
Other income (expense), net
Interest income and other, net	158	439	375	988
Interest expense and other, net	(877)	(1,276)	(1,819)	(2,571)
Net loss	$(11,224)	$(13,361)	$(23,962)	$(28,140)
Net loss attributable to non-controlling interest	(4,532)	(6,556)	(10,006)	(13,852)
Net loss attributable to Rani Therapeutics Holdings, Inc.	$(6,692)	$(6,805)	$(13,956)	$(14,288)
Net loss per Class A common share attributable to Rani Therapeutics Holdings, Inc., basic and diluted	$(0.18)	$(0.26)	$(0.40)	$(0.55)
Weighted-average Class A common shares outstanding—basic and diluted	36,542	26,324	34,999	26,179